Exhibit-99.(16)

POWER OF ATTORNEY

The undersigned Directors and Officers of Prudential World Fund, Inc., hereby constitute, appoint and authorize each of Claudia DiGiacomo, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara, Diana Huffman, and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Signature	Title

/s/ Ellen S. Alberding	Director
Ellen S. Alberding

/s/ Kevin J. Bannon	Director
Kevin J. Bannon

/s/ Scott E. Benjamin	Director
Scott E. Benjamin

/s/ Linda W. Bynoe	Director
Linda W. Bynoe

/s/ Keith F. Hartstein	Director
Keith F. Hartstein

/s/ Michael S. Hyland	Director
Michael S. Hyland
Director and President
/s/ Stuart S. Parker	(Principal Executive Officer)
Stuart S. Parker

/s/ Richard A. Redeker	Director
Richard A. Redeker

/s/ Stephen G. Stoneburn	Director
Stephen G. Stoneburn

/s/ Grace C. Torres	Director
Grace C. Torres
Treasurer
/s/ M. Sadiq Peshimam	(Principal Financial and Accounting Officer)
M. Sadiq Peshimam

Dated: June 8, 2017